SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 7, 2011

priceline.com Incorporated

(Exact name of registrant as specified in its charter)

Delaware	0-25581	06-1528493
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Connecticut Avenue, Norwalk, Connecticut	06854
(Address of principal office)	(zip code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425

☐            Soliciting material pursuant to Rule 14a-12  under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4c  under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.              Results of Operations and Financial Conditions

On November 7, 2011, priceline.com Incorporated (“priceline.com” or the “company”) announced its financial results for the 3rd quarter ended September 30, 2011.  A copy of priceline.com’s unaudited consolidated balance sheet at September 30, 2011, consolidated statements of operations for the three and nine months ended September 30, 2011 and consolidated statement of cash flows for the nine months ended September 30, 2011, are included in the financial and statistical supplement attached to the press release attached as Exhibit 99.1 to this Current Report on Form 8-K.  The unaudited consolidated balance sheet at September 30, 2011, consolidated statements of operations for the three and nine months ended September 30, 2011 and consolidated statement of cash flows for the nine months ended September 30, 2011 shall be treated as “filed” for purposes of the Securities Exchange Act of 1934, as amended.

Item 7.01.              Regulation FD Disclosure

On November 7, 2011, priceline.com announced its financial results for the 3rd quarter ended September 30, 2011.  A copy of priceline.com’s press release announcing these financial results is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The company noted that average daily rates for hotel room night reservations had increased year-over-year during the 3rd quarter 2011 on a local currency basis by approximately 2% internationally and by approximately 6% domestically.  The company noted that its 3rd quarter 2011 financial results benefited from favorable currency exchange rates as compared to the same period last year — exchange rates for the 3rd quarter 2011 for the Euro and Great British Pound were approximately 9% and 4% higher, respectively, than the average exchange rates for the 3rd quarter 2010.  The company said that Name Your Own Price hotel room nights declined during the 3rd quarter 2011 likely as a result of competitor’s initiatives in the opaque hotel arena.

The company said that capital expenditures in the 3rd quarter 2011 were approximately $12 million, an increase from $8 million in the 3rd quarter 2010.  The company noted that the increase in capital expenditures was principally for additional IT capacity and office build outs to support growth and geographic expansion and that it expected future capital expenditures to also be higher than historical prior year levels as the company continued to support business growth.  The company further explained that it has no intention of building a single technology platform for its brands around the world.

The company noted that its forecast for the remainder of the 4th quarter 2011 assumed, among other things, that the Euro/U.S. Dollar exchange rate would be 1.38 U.S. dollars per Euro and that the British Pound/U.S. Dollar exchange rate would be 1.60 U.S. Dollars per British Pound.  The company emphasized that volatility in the Euro Dollar exchange rate could materially impact the company’s U.S. denominated earnings.  The company explained that its 4th quarter 2011 guidance assumed that the rate of year-over-year increase in hotel average daily rates for the 4th quarter would be less than the 2% increase that the company experienced in the 3rd quarter 2011 for its international hotel service and about the same as the 6% increase that the company experienced in the 3rd quarter 2011for its U.S. hotel service.  The company also noted that it expected non-GAAP operating income to grow at about the same rate as gross profit which it estimated would result in stable non-GAAP operating leverage compared to the 4th quarter of 2010.  The company further explained that online advertising, as a percent of gross profit, would likely be higher in the 4th quarter 2011 than in the 4th quarter 2010.

The company noted that its Non-GAAP financial guidance was based upon a Non-GAAP diluted share count of approximately 51.5 million shares (which includes a calculation of the assumed economic dilutive impact of the company’s outstanding convertible notes and share-

based awards, which is based on the company’s November 4, 2011 closing stock price of $513.37 per share.

The company emphasized that it was highly likely that its year-over-year unit growth rates would sequentially decelerate in future quarters due to the “sheer size of the business” and progressively more difficult “comps” as economic conditions continue to gradually improve.  In particular, the company noted that its 4th quarter 2011 guidance reflected actual results to date and assumed deceleration in the unit growth rate for hotel room night reservations as the company proceeded through the rest of the 4th quarter.

The company noted that its guidance assumes that macro-economic conditions in general and conditions in the consumer travel market in particular, remain relatively unchanged.  The company highlighted that it had seen short-term volatility in its unit growth rates and cancellation rates for its international business, which makes it difficult to forecast trends.  The company also noted that if the impact of the flooding in Bangkok, Thailand were to worsen, the company’s 4th quarter 2011 forecast could be negatively impacted.

This Form 8-K contains forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict; therefore, actual results may differ materially from those expressed, implied or forecasted in any such forward-looking statements. Expressions of future goals and similar expressions including, without limitation, “goal,” “believe(s),” “intend,” “expect(s),” “will,” “may,” “should,” “could,” “plan(s),” “anticipate(s),” “estimate(s),” “predict(s),” “potential,” “target(s),” or “continue,” reflecting something other than historical fact are intended to identify forward-looking statements.  For a detailed discussion of the factors that could cause the company’s actual results to differ materially from those described in the forward-looking statements, please refer to the company’s most recent Form 10-Q, Form 10-K and Form 8-K filings with the Securities and Exchange Commission.  Unless required by law, the company undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01.           Financial Statements and Exhibits

(d) Exhibits

99.1

Press release (which includes a financial and statistical supplement and related information) issued by priceline.com Incorporated on November 7, 2011 relating to, among other things, its 3rd quarter ended September 30, 2011 earnings. The consolidated balance sheet at September 30, 2011 and consolidated statement of operations for the three and nine months ended September 30, 2011 and consolidated statement of cash flows for the nine months ended September 30, 2011 shall be treated as “filed” for the purposes of the Securities and Exchange Act of 1934, as amended, and the remaining information shall be treated as “furnished.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRICELINE.COM INCORPORATED

By:	/s/ Daniel J. Finnegan
	Name:	Daniel J. Finnegan
	Title:	Chief Financial Officer

Date:  November 8, 2011

EXHIBIT INDEX

Exhibit No.	Description

99.1

Press release (which includes a financial and statistical supplement and related information) issued by priceline.com Incorporated on November 7, 2011 relating to, among other things, its 3rd quarter ended September 30, 2011 earnings. The consolidated balance sheet at September 30, 2011 and consolidated statement of operations for the three and nine months ended September 30, 2011 and consolidated statement of cash flows for the nine months ended September 30, 2011 shall be treated as “filed” for the purposes of the Securities and Exchange Act of 1934, as amended, and the remaining information shall be treated as “furnished.”